Exhibit 10.26
FIRST AMENDMENT TO LEASE

(Dynavax Technologies Corporation – 2100 Powell)

    THIS FIRST AMENDMENT TO LEASE (“Amendment”) is dated effective and for identification purposes as of December 2, 2024 (the "Effective Date"), and is made by and between SPUS8 2100 POWELL, LP, a Delaware limited partnership (“Landlord”), and DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (“Tenant”).

RECITALS:

    WHEREAS, Landlord and Tenant entered into that certain Office Lease dated March 15, 2022 (“Lease”), pertaining to the premises currently comprised of a total of approximately 8,053 rentable square feet of space, commonly referred to as Suite 720 (“Premises”), of 2100 Powell Street, Emeryville, California 94608 (“Building”); and

    WHEREAS, Landlord and Tenant desire to enter into this Amendment to extend the Term of the Lease and provide for certain other matters as more fully set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

    1.    Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein.

    2.    Extension. The parties hereby acknowledge and agree that the Term of the Lease is presently scheduled to expire on July 31, 2025. However, Landlord and Tenant desire to extend the Term of the Lease on the terms and conditions set forth herein. Accordingly, subject to the terms and conditions set forth in this Amendment, the Term of the Lease is hereby extended for an additional period of thirty-six (36) months (“Extension Term”), commencing on August 1, 2025, and expiring on July 31, 2028 (“Extension Expiration Date”). The parties hereby acknowledge and agree that Tenant shall have no further options or rights to renew or extend the Lease, except as specifically set forth in Section 5 below. Except as otherwise specifically stated herein, Tenant hereby accepts the Premises in its present “as-is” condition.

3.    Rent.

a.     Notwithstanding anything in the Lease to the contrary, effective as of December 1, 2024 and continuing through the Extension Term, Tenant shall pay to Landlord Base Rent in monthly installments as follows:

Dates            Rate/RSF        Monthly Installment
    12/02/24 – 12/31/24        $4.30            $33,510.901
01/01/25 – 07/31/25        $4.30            $34,627.90
    08/01/25 – 10/31/25        $4.30            $ 0.00*
    11/01/25 – 11/30/25        $4.43            $ 0.00*
    12/01/25 – 10/31/26        $4.43            $35,674.79
    11/01/26 – 10/31/27        $4.56            $36,721.68
    11/01/27 – 07/31/28        $4.70            $37,849.10

1Prorated for one (1) day at $1,117.03 per diem.

* Notwithstanding anything herein to the contrary, Landlord shall abate one hundred percent (100%) of the full monthly installments of Base Rent due for the months of August 2025, September 2025, October 2025 and November 2025 (the “Abatement Period”) as set forth above (the “Abatement”). Such Abatement shall apply solely to payment of the monthly installments of Base Rent due during such Abatement Period and shall not be applicable to any other charges, expenses, or costs payable by Tenant under the Lease or this Amendment, including, without limitation, Tenant’s obligation to pay Additional Rent and its utilities. In the event that Tenant defaults under the terms and conditions of the Lease or this Amendment beyond any applicable notice and cure period and Landlord elects to terminate this Lease or recovers possession of the Premises through judicial means, the unamortized portion of all conditionally abated Base Rent shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity) as of the date of Landlord’s termination.

b.     Except as otherwise set forth herein, Base Rent shall be payable pursuant to Article 3 of the Lease, and Tenant shall continue to pay any and all Additional Rent, including, without limitation, Tenant’s Proportionate Share of Operating Expenses and Taxes, and other amounts due and payable under the Lease.

c.     Notwithstanding the foregoing, effective as of the Effective Date hereof, the terms “Expense Base Year” and “Tax Base Year” shall mean calendar year 2025.

    4.    Relocation. Landlord’s relocation right as set forth in Article 19 of the Lease is hereby deleted in its entirety and of no further force or effect.

5.    Renewal Option.

a.     Provided Tenant is not in default of any term or condition at the time of its exercise of notice beyond any applicable notice and cure period, Tenant shall have the right and option to renew the Lease for the entire Premises for one (1) additional and consecutive period of three (3) years (the “Renewal Term”) under the same terms and conditions as stated in the Lease (“Renewal Option”), with the exceptions that (a) Tenant shall have no further renewal options to renew the Lease and (b) monthly Base Rent, including the annual escalations for each lease year of the Renewal Term, for the Renewal Term shall be one hundred percent (100%) of the Market Rental Rate, as defined and determined in accordance with the provisions set forth herein. The Renewal Option shall be exercisable by Tenant or any Permitted Transferee of Tenant, if at all, only by timely delivery to Landlord of written notice of election (“Tenant’s Renewal Notice”) at least nine (9) months, but not more than twelve (12) months prior to the Extension Expiration Date. The Renewal Option herein granted shall be deemed to be personal to Tenant and any Permitted Transferee, but if Tenant assigns the Lease to another party other than a Permitted Transferee, such option shall lapse and be of no further force or effect. As they apply to Tenant’s right to extend the term of the Lease, the parties acknowledge and agree that the terms “extend,” “extension,” “renew,” and/or “renewal” shall be deemed the same. Upon any renewal of this Lease pursuant to the terms of this Section 5, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the same; provided that the failure to so enter into such amendment shall not vitiate Tenant’s election nor the leasing of the Premises for the Renewal Term in accordance with the terms hereof.

b.     For purposes of this Lease, the term “Market Rental Rate” shall mean the then prevailing market rental rate that would be agreed upon between a willing landlord and a willing tenant entering into a lease or lease renewal for comparable Class A office space and taking into account all relevant factors including, without limitation, the location, configuration, size and use in a comparable Class A office building as to quality, size, location, view, reputation and age located in the submarket surrounding the Complex (“Comparable Building(s)”), with a comparable build-out and a comparable term assuming the following: (1) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (2) the tenant will continue to pay Tenant’s Share of Operating Expenses for the Adjustment Year over and above the Expense Base Year and Tenant’s Share of Taxes for the Adjustment Year over and above the Tax Base Year; and (3) the Market Rental Rate takes into consideration all then-applicable market tenant concessions. The determination of the Market Rental Rate shall be in accordance with Sections 5(c)(1) and (2) below.

    c.    (1)     Within thirty (30) days after Landlord’s receipt of Tenant’s Renewal Notice, Landlord shall provide to Tenant in writing Landlord’s determination of the Market Rental Rate for the Renewal Term (“Landlord’s Notice”). If Tenant agrees with the Market Rental Rate for the Renewal Term set forth in Landlord’s Notice, the parties shall promptly enter into an amendment to the Lease documenting the same. If Tenant disagrees with the Market Rental Rate for the Renewal Term set forth in Landlord’s Notice, Tenant shall provide written notice (“Tenant’s Notice”) to Landlord within ten (10) days of receipt of Landlord’s Notice, and Landlord and Tenant shall proceed to negotiate in good faith to determine the Market Rental Rate for the Renwal Term within thirty (30) days following Landlord’s receipt of Tenant’s Notice (“Negotiation Period”).

(2)     If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within the Negotiation Period, then Landlord and Tenant shall each appoint a broker not later than ten (10) days following the end of the Negotiation Period. If Landlord’s broker and Tenant’s broker have failed to agree upon the Market Rental Rate within thirty (30) days after the end of the Negotiation Period, the two (2) appointed brokers shall appoint a third broker (within five (5) business days following the expiration of said thirty (30) day period), and the third broker shall select either Landlord’s broker’s determination of the Market Rental Rate or Tenant’s broker’s determination of the Market Rental Rate. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the failing party shall pay to the other party as liquidated damages One Hundred Dollars ($100.00)

per day for each day following the deadline that such party fails to appoint a broker, not to exceed Five Hundred Dollars ($500.00). If the two (2) appointed brokers fail to agree upon a third broker, then the parties shall have the local office of the American Arbitration Association appoint the third broker and the parties shall share equally in the cost of such arbitration. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the third broker, if applicable. Each broker shall have at least ten (10) years' experience in the leasing of Comparable Buildings and shall be a licensed real estate broker, and the third broker shall be independent.

6.       Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a Security Deposit in the amount of Forty Thousand Nine Hundred Nine and 24/100ths Dollars ($40,909.24) pursuant to Article 4 of the Lease, and Landlord shall continue holding such Security Deposit for the Extension Term pursuant to the terms of the Lease.

    7.    Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Cresa Global, Inc., who represents Tenant, and Landlord hereby represents and warrants to Tenant that CBRE, Inc. is the sole real estate broker or leasing agent representing Landlord (collectively the “Brokers”). Landlord shall be solely responsible for the payment of any and all fees and commissions due to Brokers in connection with this Amendment pursuant to the terms of a separate written agreement(s). No commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all reasonable attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all loss, costs, damages or expenses, including, without limitation, all reasonable attorneys’ fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Landlord (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment.

8.    Governing Law. This Amendment is governed by federal law, including without limitation the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and, to the extent that state law applies, the laws of the State of California without regard to its conflicts of law rules.

9.    Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures, or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature; (ii) intend to be bound by the signatures (whether original, faxed, or electronic) on any document sent or delivered by facsimile, electronic mail, or other electronic means; (iii) are aware that the other party will rely on such signatures; and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email, or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.
10.     Amendments. The Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to the Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

11.     Notices. All notices required under the Lease and other information concerning this Amendment (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier. In addition, the Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit the Tenant to send such Communications to the Landlord electronically, in the manner described in this Section. Such Communications sent by personal delivery, mail, or overnight courier will be sent to the addresses in Article 1 of the Lease, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid; or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram, or mailgram), when delivered. Such Communications may be sent electronically by the Landlord to the Tenant (i) by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing; or (ii) by posting the Communication on a website and sending the Tenant a notice to the Tenant’s postal address or electronic address telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address.

    12.    Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant’s leasing of the Premises shall be subject to all terms, covenants, and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

    13.    IRC. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as other than “rent from real property” under either § 512(b)(3) of the United States Internal Revenue Code and its regulations (the “Code”), or § 856(d) of the Code, or otherwise as unrelated business taxable income under the Code, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides or impose an undue burden on Tenant.

    14.    Waiver of Statutory Provisions. Each party waives the rights and provisions under California Civil Code §§ 1932(2), 1933(4), and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7, or any similar law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

    15.    California Civil Code Section 1938. Pursuant to California Civil Code §1938(a), Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”) (defined in California Civil Code § 55.52). Accordingly, pursuant to a California Civil Code § 1938(c), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant obtains a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the foregoing First Amendment to Lease is dated effective as of the date and year first written above.

LANDLORD:
SPUS8 2100 POWELL, LP,
a Delaware limited partnership

By:    /s/ Brian Ma
Name:    Brian Ma
Title:    Authorized Signatory
Date:    12/2/2024

By:    /s/ Diann Hsueh
Name:    Diann Hsueh
Title:    Vice President
Date:    12/2/2024

TENANT:
DYNAVAX TECHNOLOGIES CORPORATION,
a Delaware corporation

By:    /s/ Kelly MacDonald
Name:    Kelly MacDonald
Title:    CFO
Date:    12/2/2024

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